EXHIBIT 11
                            SPURLOCK INDUSTRIES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         The following table sets forth the reconciliation of the numerators and denominators of the basic and diluted earnings per share ("EPS") computations:



                                                                    Three Months Ended          Six Months Ended
                                                                          June 30                   June 30
                                                                     1998         1997         1998         1997
                                                                     ----         ----         ----         ----
Numerator:
     (a) Net income (loss) available to shareholders              $(141,798)     $206,102     $39,306     $364,414

Denominator:
         Weighted average shares outstanding                       6,573,639    6,573,639   6,573,639    6,573,639
                                                                   ---------    ---------   ---------    ---------

     (b) Basic EPS weighted average shares outstanding             6,573,639    6,573,639   6,573,639    6,573,639


         Effect of dilutive securities:
         Incremental shares attributable to the
           Stock Option Plan                                          10,509       10,509      10,509       10,509
                                                                   ---------    ---------   ---------    ---------

     (c) Diluted EPS weighted shares outstanding                   6,584,148    6,584,148   6,584,148    6,584,148

         Basic earnings per share (a/b)                             $(0.022)       $0.031      $0.006       $0.055
                                                                   ---------    ---------   ---------    ---------

         Diluted earnings per share (a/c)                           $(0.022)       $0.031      $0.006       $0.055
                                                                   ---------    ---------   ---------    ---------
